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                      FIRST AMENDMENT TO RETAINER AGREEMENT

This First Amendment to Retainer Agreement (this "Amendment") is entered into as of October 1, 2005, between PRG-SCHULTZ INTERNATIONAL, INC., a Georgia corporation (PRGX) and David A. Cole ("Director").

WHEREAS, PRGX and Director entered into the Retainer Agreement dated as of July 20, 2005 (the "Agreement") that provided for, among other things, compensation to be paid by Director;

WHEREAS, because of the evolution of Director's role since the execution of the Agreement, the parties wish to reduce the Director's time commitment as non-executive Chairman and revise the amount of the compensation paid to Director under the Agreement effective as of October 1, 2005;

NOW, THEREFORE, PRGX and Director agree to amend the Agreement as follows:

     1. Subparagraph (c) of paragraph 2 of the Agreement is hereby deleted in its entirety and the following new subparagraph (c) of paragraph 2 is inserted in lieu thereof:

          (c) Director acknowledges that the duties described in this paragraph 2 are expected to require Director's commitment of the equivalent of two days per week of Director's business time and attention during the first two months of the Appointment Period and one day per week thereafter during the Appointment Period. Director further acknowledges that these duties may, at times, require more or less than the time commitment described in the immediately preceding sentence

     2. Subparagraph (a) of paragraph 4 of the Agreement is hereby deleted in its entirety and the following new subparagraph (a) is inserted in lieu thereof:

          (a) Retainer Fee. On the Effective Date, PRGX shall pay Director an initial cash retainer fee of $42,000. Thereafter, during the Appointment Period, PRGX shall pay Director a cash retainer fee, payable monthly, as follows: (i) for the period commencing on August 1, 2005 through September 30 2005, PRGX shall pay Director a cash retainer fee of $42,000 per month;
     (ii) for the period commencing October 1, 2005 through the end of the Appointment Period, PRGX shall pay Director the regular director cash retainer fee of $2,500 per month plus a supplemental retainer of $5,000 per month as Non-Executive Chairman. (iii) for the period commencing October 1, 2005 through the end of the Appointment Period, Director shall be eligible for payment of the attendance fees paid to the other members of the Board, currently $1,500 per each Meeting of the Board and $1,000 for each Board committee meeting for which an attendance fee is earned. The retainer fee payable for any month in which Director serves as Non-Executive Chairman for less than the entire month (other than July 2005) will be prorated based on the number of days during such month in which Director served as Non-Executive Chairman. The retainer fee payable for any month (other than July 2005) shall be payable in arrears at the end of such month.

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     3. Subparagraph (d) of paragraph 4 of the Agreement is hereby deleted in its entirety and the following new subparagraph (d) is inserted in lieu thereof:

          (d) The $42,000 retainer fee payable pursuant to subparagraph (a) of paragraph 4 is in lieu of any regular directors' retainer and attendance fees otherwise payable to members of the Board (or any committee thereof) generally. Upon cessation of service by Director as Non-Executive Chairman, Director shall be eligible to receive the same regular director retainer and attendance fees otherwise payable to other members of the Board (or any committee thereof) so long as Director serves as a member of the Board.

     4 Counterparts. This Amendment may be executed in separate counterparts, each of which is to be deemed to be an original and both of which taken together are to constitute one and the same agreement.

     5. Effect of Amendment. Except as expressly modified by this Amendment, all terms and conditions of the Agreement are hereby ratified.

The parties are signing this First Amendment as of the date set forth above.

                                        PRG-SCHULTZ INTERNATIONAL, INC.


                                        By: /s/
                                            ------------------------------------
                                        Name: Clinton McKellar, Jr.
                                        Title: SVP & General Counsel


                                        /s/
                                        ----------------------------------------
                                        DAVID A. COLE